Exhibit 21.01

VERITAS SOFTWARE CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Jurisdiction
Legal Name	of Incorporation
VERITAS Operating Corporation	Delaware
VERITAS Software Investment Company	Delaware
VERITAS Software Technology Corporation	Delaware
VERITAS Software Technology Holding Corporation	Delaware
VERITAS Software Global LLC	Delaware
VERITAS Software Global Holdings LLC	Delaware
VERITAS Software Foundation	California
VERITAS Travel LLC	Delaware
Telebackup Holdings, Inc.	Delaware
TELEBACKUP EXCHANGECO INC.	Canada
NEW TELEBACKUP SYSTEMS INC.	Canada
Precise Software Solutions, Inc.	Delaware
Precise Software Solutions, Ltd.	Israel
Precise Software Solutions GMBH	Germany
Precise Software Solutions Europe B.V.	Netherlands
Precise Software Solutions SAS	France
Precise Software Solutions Benelux B.V.	Netherlands
Precise Software Solutions UK Ltd.	United Kingdom
Precise Software Solutions Australia Pty Limited	Australia
Precise Software Solutions Japan K.K.	Japan
W. Quinn, Inc.	Delaware
W. Quinn Associates B.V.	Netherlands
W. Quinn Associates Asia Pacific SDN. BHD.	Malaysia
The Kernel Group Incorporated	Delaware
VERITAS Software France SA	France
VERITAS Software Holdings Ltd.	Ireland
Armour Software Ltd.	Cyprus
VERITAS Software International Limited	Ireland
VERITAS Software Corporation (UK) Limited	United Kingdom
VERITAS Software Limited	United Kingdom
VERITAS Software Argentina S.A.	Argentina
VERITAS Software PTY Ltd.	Australia
VERITAS Software GmbH	Austria
VERITAS FSC, INC.	Barbados
VERITAS Software Corporation Belgium N.V.	Belgium
VERITAS Software do Brasil Ltda.	Brazil
VERITAS Software (Cayman) Ltd.	Caymans
VERITAS Software (Canada) Inc. — Logiciel VERITAS (Canada) Inc.	Canada
VERITAS Software Canadian Support Company	Canada
VERITAS Software Corporation ApS	Denmark
VERITAS Software Finland Oy	Finland
Prassi Europe SAS	France
VERITAS Software GmbH	Germany
VERITAS Software Hong Kong Limited	Hong Kong
VERITAS Software Global Holdings LLC, SUCURSAL COSTA RICA	Costa Rica
VERITAS Software India PVT. LTD.	India
VERITAS Software Solutions Private Limited	India
VERITAS Software (Israel) LTD.	Israel

Jurisdiction
Legal Name	of Incorporation
VERITAS Software Corporation Italy S.R.L.	Italy
VERITAS Software K.K.	Japan
VERITAS Software Korea Ltd	Korea
VERITAS Software Malaysia SDN.BHD.	Malaysia
VERITAS Software Mexico S.A. de C.V.	Mexico
VERITAS Software Benelux B.V.	Netherlands
VRTS Software Corporation AS	Norway
VERITAS Software Poland SpZ	Poland
VERITAS Software (Singapore) PTE Ltd.	Singapore
VERITAS Software Asia Pacific Trading PTE Ltd.	Singapore
VERITAS Software Corporation S.L.	Spain
VRTS Software Corporation AB	Sweden
VERITAS Software GbmH	Switzerland
Jareva Technologies, Inc.	Delaware
Ejasent, Inc.	California
VERITAS Software (Thailand) Limited	Thailand
VERITAS Software New Zealand Limited	New Zealand
VERITAS Software Mauritius Corporation	Mauritius
Seagate Software Storage Management Group, Inc.	Delaware
Windward Technologies, Inc.**	Massachusetts
VERITAS Software International Holdings LLC**	Delaware
VERITAS Software Netherlands B.V	Netherlands
VERITAS Software (Beijing) Co., Ltd	China
Invio Software, Inc.	Delaware
KVS Australia Pty. Ltd.	Australia
KVS ApS	Denmark
Kvault Software Ltd.	United Kingdom
KVS Software Limited	United Kingdom
KVS Limited	United Kingdom
Kvault Software Inc.	California
Kvault Software Inc.	Delaware
XYZKVS, Inc.	New York

NOTES:
**	Entities still in existence, but inactive